SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2003

SALIX PHARMACEUTICALS, LTD.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code(919) 862-1000

Item 5. Other Events and Regulation FD Disclosure

Salix Pharmaceuticals, Ltd. issued a press release on January 10, 2003, announcing that its Board of Directors has adopted a new stockholder rights plan and has authorized the redemption of the rights under its existing stockholder rights plan. A copy of the press release is attached as Exhibit 99.1 to this report. A copy of the new rights agreement is attached as Exhibit 10.36 to this report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

4.1	Certificate of Designations for Series A Junior Participating Preferred Stock

10.36	Rights Agreement, dated as of January 10, 2003 between Salix Pharmaceuticals, Ltd. and Computershare Investor Services, LLC.

99.1	Press Release dated January 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: January 10, 2003	By:	/s/ Adam C. Derbyshire
Adam C. Derbyshire Vice President and Chief Financial Officer